UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of report (Date of earliest event reported):  May 28, 2018

TRONC, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-36230	38-3919441
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

435 North Michigan Avenue Chicago, Illinois 60611
(Address of Principal Executive Offices) (Zip Code)

312-222-9100
(Registrant’s Telephone Number, Including Area Code)

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01.	Entry into a Material Definitive Agreement.

On May 28, 2018, Tribune Publishing Company, LLC (“Purchaser”), a wholly-owned subsidiary of tronc, Inc. (the “Company”), acquired Virginian-Pilot Media Companies, LLC (“Virginian-Pilot”), a company engaged in the ownership and operation of The Virginian-Pilot daily newspaper based in Norfolk, Virginia, pursuant to a Securities Purchase Agreement, entered into on the same date (the “Purchase Agreement”), by and among Purchaser, Virginian-Pilot and Landmark Media Enterprises, LLC (“Seller”).

Upon the terms and subject to the conditions set forth in the Purchase Agreement, Purchaser acquired (the “Acquisition”) all of the issued and outstanding membership interests in Virginian-Pilot from Seller for a cash purchase price of $34,000,000, subject to a post-closing working capital adjustment. As part of the Acquisition, Purchaser also acquired Virginian-Pilot’s real estate portfolio (comprised of approximately 460,000 square feet), including its headquarter building in downtown Norfolk, its printing and distribution facilities in Virginia Beach and a number of satellite offices in Norfolk and North Carolina. The Purchase Agreement also contains representations, warranties, covenants, and indemnities of the parties thereto.

The foregoing summary of the Purchase Agreement is qualified in its entirety by reference to the text of the Purchase Agreement, a copy of which is attached hereto as Exhibit 2.1, and incorporated herein by reference.

Item 7.01	Regulation FD Disclosure.

On May 29, 2018, the Company issued a press release relating to the Acquisition described in Item 1.01 above. A copy of the press release is furnished as Exhibit 99.1 to this report and incorporated herein by reference.
Item 9.01    Financial Statements and Exhibits.

Exhibit No.	Description
2.1	Securities Purchase Agreement, dated May 28, 2018, by and among Tribune Publishing Company, LLC, Virginian-Pilot Media Companies, LLC and Landmark Media Enterprises, LLC * †
99.1	Press Release dated May 29, 2018.
* This agreement is included to provide you with information regarding its terms and is not intended to provide any other factual or disclosure information about the Company or the parties to the agreement. The agreement may contain representations and warranties by the parties to the agreement. These representations and warranties have been made solely for the benefit of the other party or parties to the agreement and (1) should not in all instances be treated as categorical statements of fact, but rather as a means of allocating the risk to one of the parties if those statements prove to be inaccurate; (2) may have been qualified by disclosures that were made to the other party or parties in connection with the negotiation of the attached agreement, which disclosures are not necessarily reflected in the agreement; (3) may apply standards of materiality in a manner that is different from what may be viewed as material to you or other investors; and (4) were made only as of the date of the agreement or other date or dates that may be specified in the agreement and are subject to more recent developments. Accordingly, these representations and warranties may not describe the actual state of affairs as of the date they were made or at any other time.

† Schedules omitted pursuant to Item 601(b)(2) of Regulation S-K. The Company agrees to furnish a supplemental copy of any omitted schedule to the Securities and Exchange Commission upon request.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TRONC, INC.
Date: May 29, 2018	By: /s/ Justin Dearborn Name: Justin Dearborn Title: Chief Executive Officer